                    SCHEDULE 14A INFORMATION
                         (RULE 14A-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                 JEFFERSON SAVINGS BANCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

[LOGO]

________________________________________________________________



                     May __, 1999




Dear Stockholder:

    We invite you to attend the 1999 Annual Meeting of the Stockholders of Jefferson Savings Bancorp, Inc. to be held at the Crowne Plaza Suites Hotel, 7800 Alpha Road, Dallas, Texas, on Monday, June 21, 1999 at 9:00 a.m., Central Time.

    The Annual Meeting has been called for the election of directors and ratification of auditors. Enclosed with this proxy statement are a proxy card and an Annual Report to Stockholders for the 1998 fiscal year. Directors and officers of the Company, as well as representatives of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions the stockholders may have.

    You are cordially invited to attend the Annual Meeting. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

    To help us with our planning, please check the box on the proxy card if you plan to attend the meeting in person.

                           Sincerely,




                           David V. McCay
                           Chairman of the Board
                           President and Chief Executive Officer

________________________________________________________________
            JEFFERSON SAVINGS BANCORP, INC.
                 14915 MANCHESTER ROAD
               BALLWIN, MISSOURI  63011
                    (314) 227-3000
________________________________________________________________

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD ON JUNE 21, 1999
________________________________________________________________

    NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Annual Meeting") of Jefferson Savings
Bancorp, Inc. (the "Company"), will be held at the Crowne Plaza
Suites Hotel, 7800 Alpha Road, Dallas, Texas, on Monday, June
21, 1999 at 9:00 a.m., Central Time.

    The Annual Meeting is for the purpose of considering and acting upon:

    1.   The election of three directors;

    2.   The ratification of auditors; and

    3. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

    Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on May 18, 1999 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

    The Company's Proxy Statement for the Annual Meeting accompanies this Notice and a form of proxy is enclosed herewith. You are requested to fill in and sign the enclosed White Proxy Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.


                           BY ORDER OF THE BOARD OF DIRECTORS


                           PAUL J. MILANO
                           Secretary
Ballwin, Missouri
May __, 1999

________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF THE WHITE PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
________________________________________________________________

                    PROXY STATEMENT
                          OF
            JEFFERSON SAVINGS BANCORP, INC.
                 14915 MANCHESTER ROAD
               BALLWIN, MISSOURI  63011

            ANNUAL MEETING OF STOCKHOLDERS
                     JUNE 21, 1999

________________________________________________________________
                        GENERAL
________________________________________________________________

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Jefferson Savings Bancorp, Inc. (hereinafter called the "Company") to be used at the 1999 Annual Meeting of Stockholders of the Company (hereinafter called the "Annual Meeting"), which will be held at the Crowne Plaza Suites Hotel, 7800 Alpha Road, Dallas, Texas, on Monday, June 21, 1999 at 9:00 a.m., Central Time. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to stockholders on or about May __, 1999.

________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

    Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR NAMED BELOW AND FOR THE RATIFICATION OF AUDITORS DESCRIBED HEREIN. The White Proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the named nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, White Proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. White Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. White Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

    Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to the closing of the polls at the Annual Meeting. A White Proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder's proxy.

      IF YOU WISH TO SUPPORT YOUR CURRENT BOARD, WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A BLUE PROXY CARD SOLICITED BY GARY
L. HOLLAND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD BEING SOLICITED BY YOUR BOARD OF DIRECTORS. ONLY YOUR LATEST DATED PROXY COUNTS.

________________________________________________________________
    VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
________________________________________________________________

    The securities entitled to vote at the Annual Meeting consist of the Company's common stock, $.01 par value per share (the "Common Stock"). Stockholders of record as of the close of business on May 18, 1999 (the "Record Date") are entitled to one vote for each share of Common Stock then held, other than shares of the Common Stock beneficially owned by any person or group of persons acting in concert in excess of 10% of the shares of Common Stock outstanding in violation of the Company's Certificate of Incorporation, which shares in excess of 10% shall only be entitled to 1/100th of a vote. As of the Record Date, there were __________ shares of Common Stock issued and outstanding.

    Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by all persons who have filed the reports required of persons beneficially owning more than 5% of the Common Stock.

                                             AMOUNT AND      PERCENT OF
                                             NATURE OF     SHARES OF
NAME AND ADDRESS                             BENEFICIAL     COMMON STOCK
OF BENEFICIAL OWNER                         OWNERSHIP (1)   OUTSTANDING
-------------------                         -------------   ------------

Mary Kathryn Drake                            963,800 (2)     9.61%
2104 Dornoch
League City, Texas  77573

Intrepid, Ltd.                                748,500         7.47%
#7 Wild Tamarind Drive
Nassau, Bahamas

Jefferson Savings Bancorp, Inc.               591,474 (3)      5.90%
Employee Stock Ownership Plan and Trust
14915 Manchester Road
Ballwin, Missouri  63011

__________
(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
    Except as otherwise noted, ownership is direct, and the named persons exercise sole voting and investment power over the shares of the Common Stock.
(2) According to the statement on Schedule 13D filed by Ms. Drake, 938,600 shares are held by the Mary K. Drake Family Limited Partnership. Includes 25,000 shares held as trustee for the William K. Drake Defined Benefit Plan and 200 shares held by William K. Drake.
(3) Consists of shares held in a suspense account for future allocations among participating employees as the loan used to purchase the shares is repaid. The ESOP Trustee, Mercantile Bank, N.A., votes all allocated shares in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no voting instructions have been received are voted by the ESOP Trustee in the same proportion as participants direct the voting of allocated shares or, in the absence of such voting direction, as directed by the Company, or in the absence of such direction by the Company, in the ESOP Trustee's sole discretion. At the Record Date, 555,297 shares had been allocated.

________________________________________________________________
             PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

    The Company's Board of Directors is currently composed of six members. Under the Company's Certificate of Incorporation, directors are divided into three classes and elected for terms of three years each and until their successors are elected and qualified. In order to make the number of directors in each class as even as possible as required by the Company's Certificate of Incorporation, Mr. Canfield has been appointed to the class of directors whose terms expire at the 2000 Annual Meeting. At the Annual Meeting, two directors will be elected for a term expiring at the Annual Meeting to be held in the year 2002. The Board of Directors has nominated Joe L. Williams and Lloyd D. Doerflinger to serve for terms of three years each and until their successors are elected and qualified. Mr. Williams has been nominated for the seat currently held by Frank C. Bick, who is no longer eligible for re-election under the Company's Bylaws due to his having attained age 70. Under Delaware law, directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors.

    Unless contrary instruction is given, the persons named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominees. If the nominees are unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why the nominees might be unavailable to serve.

    The following table sets forth, for each nominee and each continuing director, his name, age as of the Record Date, the year he first became a director of the Company's principal subsidiary, Jefferson Heritage Bank (the "Bank") and the expiration of his current term as a director of the Company.
All of the Company's current directors (other than Mr. Miller who was first elected a director in 1995) were initially appointed as directors in 1992 in connection with the incorporation and organization of the Company. Each director of the Company also is a member of the Board of Directors of the Bank. There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person has been selected as a director or nominee for director of the Company, and no director, nominee or executive officer is related to any other director, nominee or executive officer by blood, marriage or adoption.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES
LISTED BELOW.

                                          YEAR FIRST ELECTED    CURRENT
                           AGE AS OF THE    AS DIRECTOR OF       TERM
       NAME                 RECORD DATE       THE BANK         TO EXPIRE
       ----                -------------  ------------------   ---------
                           BOARD NOMINEES FOR A TERM TO EXPIRE
                                AT THE 2002 ANNUAL MEETING

       Lloyd D. Doerflinger    63                1958           1999
       Joe L. Williams         48                1999            na


                              DIRECTORS CONTINUING IN OFFICE

       William W. Canfield     60                1987           2000
       Edward G. Throop        49                1985           2000
       David V. McCay          56                1989           2001
       Forrest W. Miller, Jr.  55                1995           2001

    Presented below is certain information concerning the nominees and directors continuing office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

    WILLIAM W. CANFIELD - Mr. Canfield is the President of TALX
Corporation, St. Louis, Missouri, which is engaged in developing and marketing interactive voice response systems.

    LLOYD D. DOERFLINGER - Mr. Doerflinger currently is retired.
From 1988 until 1989, he was the acting President and Chief
Executive Officer of the Bank. He currently is active in charitable and religious organizations in St. Louis and Florida.

    DAVID V. MCCAY - Mr. McCay is Chairman of the Board and Chief Executive Officer of the Company and has been Chief Executive Officer of the Bank since 1989. Prior to joining the Bank, from 1973 to 1989, Mr. McCay was employed by the Boatmen's National Bank of St. Louis, leaving as President - South Region and head of the Indirect Lending/Leasing Division. Mr. McCay has served in various capacities with numerous civic and charitable organizations, including the South County Y.M.C.A., the American Cancer Society and the United Way.

    FORREST W. MILLER, JR. - Mr. Miller and his wife are the owners of Royale Orleans Banquet Center. He is a past State President of the Missouri Restaurant Association and is a former President and Chairman of the Board of the St. Louis Chapter of the Missouri Restaurant Association. He is currently active in many civic and charitable organizations.

    EDWARD G. THROOP - Mr. Throop is President of C4
Corporation, a real estate development firm headquartered in Chesterfield, Missouri. He is a member of the Chesterfield
Chamber of Commerce and the St. Louis Counts.

    JOE L. WILLIAMS - became President and Chief Operating Officer effective January 1, 1999 and was elected to the Bank's Board of Directors on the same date. Prior to that time, Mr. Williams had served as President of the Company's former Texas subsidiary, First Federal Savings Bank of North Texas ("First Federal"), since 1997. Mr. Williams served as President of Texas Heritage Savings Association/Banc from 1984 to 1996 when it was merged into First Federal, and served as senior vice president of First Garland Savings, Garland, Texas from 1974 to 1984.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR NOMINEES

    The following sets forth information including their ages as of the Record Date with respect to executive officers of the Company who neither serve nor have been nominated to serve on the Board of Directors. Executive officers are appointed annually by the Board of Directors.

    JAMES M. ALLISON, 46, was elected Senior Vice President and Senior Operations Officer of the Company in November 1998. Mr. Allison has over twenty years of retail banking, mortgage, operations and information systems experience with a large, Missouri-based bank holding company.

    PAUL J. MILANO, 42, has served as Senior Vice President, Treasurer, Chief Financial Officer and Senior Accounting Officer of the Company since 1992. He joined the Bank as Chief Accounting Officer in 1990 and has served as Senior Vice President and Senior Accounting Officer of the Bank since January 1992. Prior to joining the Bank, he served for nine years with KPMG LLP, leaving in 1990 as Manager. He is a member of the American Institute of Certified Public Accountants, the Missouri Society of Certified Public Accountants and the Financial Managers Society.

    JOHN P. DEVES, 34, has served as Senior Vice President/ Retail Banking Division of the Company since 1994. Mr. Deves was hired by the Bank in 1991 to assist in the divestiture of real estate investments and real estate acquired through foreclosure. He was elected Senior Vice President of the Bank in 1995. Mr. Deves is responsible for the Retail Banking Division which networks the origination of real estate related loans, markets for sale of deposit account products and promotes the sale of investment services.

________________________________________________________________
     MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________

    The Company's Board of Directors conducts its business through meetings of the Board and of its committees. The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended December 31, 1998, the Board met 11 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held during the year ended December 31, 1998 and the total number of meetings held by committees on which he served during such fiscal year. The Board of Directors has standing Audit, Nominating and Compensation Committees as described below.

    The Audit Committee of the Company consists of Directors William W. Canfield, Edward G. Throop and Lloyd D. Doerflinger. The committee meets periodically to examine and approve the audit report prepared by the independent auditors of the Company and its subsidiaries, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and audit policies. During fiscal year 1998, the Audit Committee met five times.

    The Company's full Board of Directors acts as a nominating committee for selecting the management nominees for election as directors in accordance with the Company's Bylaws. In its deliberations, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would allow the Board to continue its geographic diversity that provides for adequate representation of each of its market areas. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees nor, subject to the procedural requirements set forth in the Company's Certificate of Incorporation and Bylaws, established any procedures for this purpose. During fiscal year 1998, the Board of Directors met once as the Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last fiscal year, the Company's Compensation Committee consisted of Directors David V. McCay, Edward G. Throop, William W. Canfield and Frank C. Bick. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees and to recommend changes and to monitor and evaluate employee morale. Mr. McCay does not participate in deliberations regarding his compensation. The Compensation Committee met once during fiscal year 1998.

________________________________________________________________
                 DIRECTOR COMPENSATION
________________________________________________________________

    Each member of the Board of Directors of the Company (other than Mr. McCay who receives no fees for his service on the Board of Directors) receives a monthly fee of $2,000 and a fee of $250 for each committee meeting attended. Directors of the Bank (other than Mr. McCay) are also eligible to receive a fee of $500 for each meeting of the Board of Directors held on a day other than the day of a meeting of the Company's Board of Directors although no such fees were paid during fiscal year 1998. Although directors of the Bank may individually enter into agreements with the Bank under which payment of their board fees will be deferred to a specified future date, as of the date hereof, no director has entered into such an agreement with the Bank.

    The Company has adopted the Directors' Retirement Plan (the "Directors' Plan") for its non-employee directors who retire from the Company's Board of Directors at or after age 70 in accordance with its Bylaws. Each such director will receive, on each of the three annual anniversary dates of his retirement, an amount equal to 50% of the directors' fees which he received from the Company during the calendar year preceding his retirement. If a non-employee director dies before receiving all payments due under the Directors' Plan, any remaining payments will be made to his designated beneficiary. The Company will pay plan benefits from its general assets.


    Each non-employee director on the effective date of the Jefferson Savings Bancorp, Inc. 1993 Stock Option and Incentive Plan (the "Option Plan") (specifically, Directors Bick, Canfield, Doerflinger and Throop and former Directors Magwitz and Monnig) received options to purchase 60,172 shares of Common Stock at an exercise price equal to $5.00 per share. All such options held by current directors will expire on April 8, 2003 if not sooner exercised. In its sole discretion, the committee that administers the Option Plan may grant to non-employee directors additional options with a per share exercise price equal to the market value of a share of Common Stock on the date of grant.

________________________________________________________________
  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
________________________________________________________________

    Overview and Philosophy. The Company's executive compensation policies are established by the Compensation Committee of the Board of Directors (the "Committee") composed of three outside directors and Director McCay. Mr. McCay does not participate in deliberations regarding his compensation.
The Committee is responsible for developing the Company's executive compensation policies generally and for implementing those policies for the Company's senior executive officers (the Chairman of the Board, President and Chief Operating Officer and Senior Vice Presidents). The Company's Chief Executive Officer, under the direction of the Committee, implements the Company's executive compensation policies for the remainder of the Company's officers. The Committee's objectives in designing and administering the specific elements of the Company's executive compensation program are as follows:

    . To link executive compensation rewards to increases in shareholder value, as measured by favorable long term operating results and continued strengthening of the Company's financial condition.

    .    To provide incentives for executive
         officers to work towards achieving
         successful annual results as a step in
         achieving the Company's long term
         operating results and strategic objectives.

    . To correlate, as closely as possible, executive officers' receipt of awards with the attainment of specified performance objectives.

    .    To maintain a competitive mix of total
         executive compensation, with particular
         emphasis on awards related to increases in long term shareholder value.

    .    To attract and retain top performing
         executive officers for the long term
         success of the Company.

    . To facilitate stock ownership through the granting of stock options and through share awards issued through an employee stock ownership plan and management recognition plans.

    In furtherance of these objectives, the Committee has determined that there should be two specific components of executive compensation: base salary and plans that provide long-term incentives through the facilitation of stock ownership in the Company, including a stock option plan, management recognition plans and an employee stock ownership plan.

    BASE SALARY. The Committee makes recommendations to the Board concerning executive compensation on the basis of regional and national surveys of salaries paid to executive officers of other savings and loan holding companies, non-diversified banks and other financial institutions similar in size, market
capitalization and other characteristics.   The Committee's
objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers.

    STOCK RELATED AWARD PLANS. The Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock.

    STOCK OPTION AND INCENTIVE PLAN. In 1993, the Company adopted the Jefferson Savings Bancorp, Inc. 1993 Stock Option and Incentive Plan (the "Option Plan") as a means of providing key employees with the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company's stockholders. Under this plan, participants are eligible to receive stock options, stock appreciation rights and shares of restricted stock. Awards under the Option Plan are subject to vesting and forfeiture as determined by the Committee. Options, restricted stock and stock appreciation rights are granted at the market value of the Common Stock on the date of grant, and thus acquire value only if the Company's stock price increases. The vesting of awards under this plan may be conditioned upon the Company's attainment of particular performance goals.

    MANAGEMENT RECOGNITION PLANS. In 1993, the Company adopted the Management Recognition Plans and Trusts (the "MRPs") to reward and retain personnel of experience and ability in key positions of responsibility by providing such employees with a proprietary interest in the Company as compensation for their past contributions to the Company, the Bank and its subsidiaries and as an incentive to make further contributions in the future. Under the MRPs, participants are awarded restricted stock subject to vesting and forfeiture as determined by the Committee.

    The Company designed its executive compensation program to be competitive with similarly-situated institutions. Its compensation philosophy has historically consisted of providing competitive base compensation and benefit levels, short-term (i.e., year to year) performance incentives and a post-employment retirement program. In 1993, the Company carefully restructured its benefit plans with the goal of aligning the interests of its employees with the interests of its stockholders. To this end, the Company, among other things, terminated its Pension Plan and replaced it with the ESOP, amended the 401(k) Plan to permit employees to invest their accounts in Common Stock (as well as in other investment funds) and adopted the MRPs and the Option Plan.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. McCay's annual rate of compensation for fiscal year 1998 was $276,666. The Committee determines the Chief Executive Officer's compensation on the basis of several factors. In determining Mr. McCay's base salary for fiscal year 1998, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated thrifts and non-diversified banks both regionally and nationally. The Committee believes that Mr. McCay's base salary is generally competitive with the average salary paid by such institutions.

    For future years, Mr. McCay's base salary will be established in accordance with the terms of the employment agreement entered into between the Company, the Bank and Mr. McCay. See "Executive Compensation -- Employment Agreement."
In establishing Mr. McCay's compensation, the Committee reviewed available data regarding historical levels of compensation of stock thrifts generally, of those in the region and of high-performing Banks nationally. Certain, but not all, of those companies are included in the SNL Thrifts (Midwest) and SNL OTC Thrift indexes included on the Stock Performance Graph below.

    The Committee believes that the Company's executive compensation program serves the Company and its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

                        MEMBERS OF THE COMPENSATION COMMITTEE

                        David V. McCay      William W. Canfield
                        Edward G. Throop    Frank C. Bick

________________________________________________________________
          COMPARATIVE STOCK PERFORMANCE GRAPH
________________________________________________________________

    The graph and table which follow show the cumulative total return on the Common Stock for the past five years, compared with the cumulative total returns for the Nasdaq Total Return Index, SNL OTC Thrift Index and SNL Thrifts (Midwest) Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1993 assuming reinvestment of all dividends paid on the Common Stock or the index, respectively. The graph and table were prepared assuming that $100 was invested on December 31, 1993 in the Common Stock and in each of the indexes. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.


          CUMULATIVE TOTAL SHAREHOLDER RETURN
     COMPARED WITH PERFORMANCE OF SELECTED INDEXES
      DECEMBER 31, 1993 THROUGH DECEMBER 31, 1998

    [Line graph appears here depicting the cumulative total shareholder return for $100 invested in the Common Stock as compared to $100 invested in the Nasdaq Total Return Index, SNL Thrifts (Midwest) Index and SNL OTC Thrift Index. Line graph begins at December 31, 1993 and plots the cumulative total return at December 31, 1993, 1994, 1995, 1996, 1997 and 1998.
Plot points are provided below.]

                          12/31/93  12/31/94  12/31/95  12/31/96  12/31/97 12/31/98
                          --------  --------  --------  --------  -------- --------
Jefferson Savings
  Bancorp, Inc.           100       100.00    173.44    164.54    262.91   170.61
NASDAQ - Total US         100        97.75    138.26    170.01    208.58   293.21
SNL Midwest Thrift Index  100       104.70    158.25    199.37    321.31   296.88
SNL OTC Thrift Index      100       100.85    153.34    199.50    324.02   283.31


________________________________________________________________
       EXECUTIVE COMPENSATION AND OTHER BENEFITS
________________________________________________________________

    Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each other executive officer of the Company whose salary and bonus earned in fiscal year 1998 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries (the "Named Executive Officers").

                                                                                LONG-TERM
                                                                          COMPENSATION AWARDS
                                            ANNUAL COMPENSATION          ---------------------
                                    ------------------------------------ RESTRICTED SECURITIES
NAME AND                    FISCAL                        OTHER ANNUAL     STOCK    UNDERLYING   ALL OTHER
PRINCIPAL POSITION           YEAR    SALARY     BONUS     COMPENSATION(1)  AWARD(S)   OPTIONS   COMPENSATION(2)
-----------------           ------   ------     -----    ---------------- --------------------- -------------
David V. McCay              1998     $276,666   $  --       $   --            --         --        $ 41,714
  Chairman of the Board     1997      271,092      --           --            --         --          65,184
  and Chief Executive       1996      249,147      --           --            --          -          43,656
  Officer

Joe L. Williams             1998      140,000      --           --            --         --          34,164
  President and Chief       1997      128,566      --           --            --         --           21,327
  Operating Officer

Gary G. Honerkamp*          1998      116,000      --           --            --         --           48,695
  Senior Vice President     1997      113,702      --           --            --         --           63,025
  and Secretary             1996      104,852      --           --            --         --           41,807

John D. Schlecht*           1998      110,000      --           --            --         --           56,107
  Senior Vice President/    1997      107,702      --           --            --         --           62,286
  Senior Loan Officer       1996       98,867      --           --            --         --           41,460

Paul J. Milano              1998      108,000      --           --            --         --           39,412
  Senior Vice President,    1997      105,700      --           --            --         --           62,621
  Treasurer, Chief          1996       96,480      --           --            --         --           41,452
  Financial Officer and
  Senior Accounting Officer

_________
*   Messrs. Honerkamp and Schlecht retired effective December 31, 1998.
(1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits.  In each case, the amount of such benefits received by each Named Executive Officer in fiscal years 1998, 1997 and 1996 did not exceed 10% of the
    Named Executive Officer's salary and bonus.
(2) For fiscal year 1998, all other compensation consisted of $4,800, $4,200, $3,480, $3,000 and
    $3,240 in Company matching contributions to the 401(k) Plan on behalf of Messrs. McCay,
    Williams, Honerkamp, Schlecht and Milano, respectively, and $36,914, $29,964, $36,290,
    $36,237 and $36,172 which was the value of shares of the Common Stock allocated to each of their respective accounts in the ESOP.  All other compensation for Messrs. Honerkamp and
    Schlecht for fiscal year 1998 includes the value of their retirement gifts ($11,925 and
    $16,870, respectively).


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth information concerning options exercised during the last fiscal year and the number and potential realizable value at the end of the fiscal year of options held by each of the Named Executive Officers. No stock appreciation rights ("SARs") have been granted under the 1993 Stock Option and Incentive Plan.

                                               NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                     SHARES                  OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END (1)
                   ACQUIRED ON     VALUE     ---------------------------  --------------------------
NAME                EXERCISE   REALIZED (1)  EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----                --------   ------------  ------------  -------------  -----------  -------------
David V. McCay           --         $    --        114,672         --         $932,283        --
Joe L. Williams          --              --             --         --               --        --
Gary G. Honerkamp     8,255          79,145         29,997         --          243,876        --
John D. Schlecht      4,000          35,000         34,252         --          278,469        --
Paul J. Milano        4,550          39,267         33,702         --          273,997        --

__________
(1) Based on the difference between the closing price of the Common Stock on the date of exercise and the exercise price multiplied by the number of shares acquired.
(2) Calculated based on the product of (a) the number of shares subject to options times (b) the difference between the closing sale price of the Common Stock on December 31, 1998 as reported on the Nasdaq National MarketSM ($13.13 per share), and the exercise price of the options ($5.00 per share).

    EMPLOYMENT AGREEMENT. The Company and the Bank have entered into an employment agreement (the "Employment Agreement") with David V. McCay, Chief Executive Officer of the Bank and Chairman of the Board and Chief Executive Officer of the Company. The Employment Agreement initially became effective for a term of three years as of the date of completion of the Bank's conversion to stock form (the "Conversion"). On each anniversary date from the date of commencement of the Employment Agreement, the term of employment may be extended for an additional one-year period beyond the then-effective expiration date, upon a determination by the Board of Directors of the Company or the Bank that the performance of Mr. McCay has met the required standards and that the Employment Agreement should be extended. Mr. McCay receives a current base salary of $276,666 per annum, and the Employment Agreement provides for a salary review by the Board of Directors not less often than annually, as well as inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreement will terminate upon Mr. McCay's death or disability and is terminable by the Bank for "just cause" as defined in the Employment Agreement. In the event of termination for "just cause," no severance benefits are available. If the Bank terminates Mr. McCay without just cause, he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement plus an additional 12-month period, but in no event in excess of three years' salary. If the Employment Agreement is terminated due to Mr. McCay's "disability" (as defined in the Employment Agreement), he will be entitled to a continuation of his salary and benefits until the end of the one-year period following termination, less any amounts received under the Bank's disability insurance plan. Mr. McCay may voluntarily terminate his Employment Agreement by providing 60 days' written notice to the Boards of Directors of the Bank and the Company, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination. If, before attaining age 65, Mr. McCay's employment terminates for reasons other than just cause, then he and his dependents will continue to participate in the Bank's group health plan until he attains age 65 (or would have attained age 65 had he lived).

    The Employment Agreement provides that in the event of Mr. McCay's involuntary termination of employment in connection with, or within 12 months after, any Change in Control of the Bank or the Company, other than for "just cause," he will be paid within 10 days of such termination an amount equal to 2.99 times his "base amount," as defined under Section 280G(b)(3) of the Internal Revenue Code of 1986 (the "Code"). "Change in Control" generally refers to the following circumstances: (i) the acquisition, other than from the Company or the Bank, by any individual, entity or group, of the beneficial ownership of more than 25% of the Company's or Bank's outstanding voting securities; (ii) the individuals constituting the current Board of Directors of the Company or the Bank (the "Incumbent Board") or

individuals whose election or nomination was approved by a majority of the Incumbent Board (but excluding any person whose initial assumption of office was in connection with an actual or threatened election contest) cease to constitute at least a majority of the Board of Directors; (iii) the approval by the stockholders of the Company or the Bank of a reorganization, merger or consolidation in which the beneficial owners of the Company's voting securities do not beneficially own more than 65% of the voting securities of the resulting entity or a complete liquidation or dissolution of the Company or the Bank or the sale or other disposition of all or substantially all of the assets of the Company or the Bank; or (iv) the acquisition and exercise of a controlling influence over the management or policies of the Company or the Bank by any person or persons acting as a group. The Employment Agreement also provides for a similar lump-sum payment to be made in the event of Mr. McCay's voluntary termination of employment within twelve months following a Change in Control, upon the occurrence, or within 90 days thereafter, of certain specified events following the Change in Control, which have not been consented to in writing by Mr. McCay, including (i) requiring him to move his personal residence or perform his principal executive functions more than 35 miles from the Bank's current primary office, (ii) a reduction in his base compensation as then in effect, (iii) a significant reduction in the compensation and benefits provided for under the Employment Agreement, (iv) assigning duties and responsibilities to him which are substantially inconsistent with those normally associated with his position with the Company and the Bank, (v) significantly diminishing his authority and responsibility, and (vi) failing to re-elect him to the Company's or the Bank's Board of Directors. The maximum payments that would be made to Mr. McCay under the Employment Agreement assuming his termination of employment under the foregoing circumstances at December 31, 1998 would have been approximately $800,000.

    SUPPLEMENTAL RETIREMENT AGREEMENT. In order to secure the continuing services of David V. McCay, the Board of Directors of the Bank has entered into a Supplemental Retirement Agreement (the "SRA") with Mr. McCay. Upon termination of his employment with the Bank, Mr. McCay will be entitled under the SRA to receive annual payments from the Bank for the remainder of his life in an amount equal to (i) the product of his "Vested Percentage" times 75% of his "Average Annual Compensation," less
(ii) 50% of the sum of the annual social security benefits payable to Mr. McCay upon his termination of employment, plus the annual amount he would receive if his employer-provided benefits under the 401(k) Savings Plan were paid in the form of a 50% joint and survivor annuity (the "Offset Amount"). "Vested Percentage" is determined pursuant to a schedule contained in the SRA that increases the Vested Percentage by 3 % annually, assuming Mr. McCay's continued service as an employee of the Association, from 66 % at age 55 to 100% at age 65. "Average Annual Compensation" means Mr. McCay's highest annual compensation for three of the five calendar years preceding his termination of employment. In the event of termination due to disability, Mr. McCay would receive annual payments in the amount of 75% of his Average Annual Compensation less 50% of his Offset Amount. In the event Mr. McCay's spouse survives him, she will be entitled to receive 50% of the amount Mr. McCay would have received had he retired on the date of his death, assuming his Vested Percentage was 100%. Termination for "just cause" (as defined in the Employment Agreement) would result in his forfeiture of all SRA benefits, unless the Bank's Board of Directors determines to the contrary. In the event Mr. McCay's employment is terminated for other than "just cause" or in the event of termination in connection with a Change in Control, as defined in the Employment Agreement, then the Vested Percentage shall be increased to be 100% and the benefits shall be due and payable to him as provided for in the SRA.

    The following table sets forth the annual retirement benefits that Mr. McCay would receive under the SRA prior to deduction of the Offset Amount at various compensation levels at the specified ages.

                                                SPECIFIED AGE
     AVERAGE                  -----------------------------------------------
ANNUAL COMPENSATION             55        56         59        62       65
-------------------           ------    ------     ------    ------    -----
 $200,000                   $100,000   $105,000   $120,000  $135,000  $150,000
  350,000                    175,000    183,750    210,000   236,250   262,500
  500,000                    250,000    262,500    300,000   337,500   375,000
  750,000                    375,000    393,750    450,000   506,250   562,500


    "Compensation" equals salary and bonus as disclosed in the Summary Compensation Table, as well as any additional amounts that would be included as W-2 earnings paid to Mr. McCay and amounts withheld from Mr. McCay under the 401(k) Plan.

________________________________________________________________
                 CERTAIN TRANSACTIONS
________________________________________________________________

    The Bank offers loans to officers and directors and employees of the Company and its subsidiaries in the ordinary course of business. Loans to executive officers and directors are made by the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

    Set forth below is certain information at December 31, 1998 relating to loans made to directors and executive officers (not including affiliates) of the Company whose total aggregate balances exceeded $60,000 at any time since January 1, 1998. All such loans were made by the Bank. Except for Mr. Williams' residential mortgage which was originally made at the employee rate of Texas Heritage Savings Association/Banc, all such loans were made at the prevailing interest rates and on terms available to other customers of the Bank.


NAME AND                                                                     BALANCE AT        HIGHEST
RELATION                                                DATE      ORIGINAL    DECEMBER      BALANCE SINCE
TO COMPANY              TYPE OF LOAN                ORIGINATED    AMOUNT      31, 1998     JANUARY 1, 1998
------------            -----------                 ----------   --------    -----------   ---------------
William W. Canfield     Home Equity Line(1)          6/18/90     $250,000     $      0       $236,446
Director                Residential Mortgage(1)(2)  11/20/98      400,000      400,000        400,000


Lloyd D. Doerflinger    Residential Mortgage(1)      1/23/89       260,000      164,339        179,567
Director

John D. Schlecht        Residential Mortgage(1)      2/09/96       136,000            0        133,187
Senior Vice President   Home Equity Line (3)         2/09/96        30,000            0         30,000
                        Residential Mortgage(1)(2)  11/23/98       169,000      168,854        169,000

Edward G. Throop        Residential Mortgage(1)      1/19/96       480,000            0        470,154
Director                Home Equity (1)               4/1/98        50,000            0         50,000

Joe L. Williams         Residential Mortgage(1)(4)    6/4/87       116,000       66,135         71,530
President and Chief     Installment Loan              2/7/97        21,500       12,510         17,582
Operating Officer       Share Loan                   4/13/98        21,139       10,878         12,000

___________
(1) Loans secured by a first mortgage on the borrower's primary residence.
(2) Loan proceeds were used to refinance previously outstanding loans.
(3) Loans secured by a second mortgage on the borrowers primary residence.
(4) Adjustable-rate loan originally made at employee rate of Texas Heritage Savings Association/Banc (50 basis points over cost-of-funds).


________________________________________________________________
           SECURITY OWNERSHIP OF MANAGEMENT
________________________________________________________________

    The following table sets forth, as of the Record Date, the beneficial ownership of the Common Stock by each of the Company's directors, nominees, Named Executive Officers and all other executive officers, and by all directors, nominees and executive officers as a group.

                           AMOUNT AND NATURE OF         PERCENT OF SHARES OF
NAME                     BENEFICIAL OWNERSHIP (1)    COMMON STOCK OUTSTANDING(2)
----                     -----------------------     ---------------------------
Frank C. Bick                   165,576 (3)                 1.64%
William W. Canfield             148,122 (4)                 0.99%
Lloyd D. Doerflinger             79,074 (5)                 0.78%
David V. McCay                  200,271 (6)                 1.98%
Forrest W. Miller, Jr.           25,189 (7)                 0.25%
Edward G. Throop                250,142                     2.50%
Joe L. Williams                  31,101                     0.31%
Gary G. Honerkamp*              108,627 (8)                 1.08%
John D. Schlecht*               128,074 (9)                 1.27%
Paul J. Milano                  101,133 (10)                1.01%
John P. Deves                    39,706 (11)                0.40%

All Directors, Nominees and   1,277,015 (12)               12.24%
  Executive Officers as a
  Group (12 persons)

_______________
* Retired effective December 31, 1998.
(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.  As used herein,
    "voting power" is the power to vote or direct the voting of shares and
    "investment power" is the power to dispose or direct the disposition of shares.
    Except as otherwise noted, ownership is direct, and the named persons exercise sole voting and investment power over the shares of the Common Stock.
    Ownership figures for Messrs. Bick, Canfield and Doerflinger each include
    60,172 shares of Common Stock which they have the right to acquire pursuant to options.  Ownership figures for Messrs. Honerkamp, Schlecht, Milano and Deves include 29,997, 34,252, 33,702 and 14,268 shares, respectively, which they have the right to acquire pursuant to options exercisable within 60 days of the
    Record Date.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding is deemed to include any shares of the Common
    Stock which the individual or the group has the right to acquire within 60 days of the Record Date.
(3) Includes 105,404 shares held as trustee.
(4) Includes 16,000 shares held by spouse as to which Mr. Canfield disclaims beneficial ownership, 23,200 shares held in his individual retirement accounts
    ("IRAs") and 26,000 shares held as trustee.
(5) Includes 5,000 shares held in Mr. Doerflinger's IRA and 13,902 shares held as trustee.
(6) Includes 3,200 shares held by spouse as to which Mr. McCay disclaims beneficial ownership, 48,080 shares held as trustee, 12,907 shares held in his account in the Bank's 401(k) Savings Plan (the "401(k) Plan"), 21,412 shares allocated to his account in the Jefferson Savings Bancorp, Inc. Employee Stock Ownership
    Plan and Trust (the "ESOP") and 114,672 shares which he has the right to acquire pursuant to options.
(7) Includes 9,173 shares held jointly, 2,008 shares held in Mr. Miller's IRA,
    3,008 shares held as trustee for the Royale Orleans Incorporated Retirement
    Plan, and 11,000 shares held by Royale Orleans Incorporated of which he is
    President.
(8) Includes 30,455 shares held in Mr. Honerkamp's 401(k) Plan account and 18,182 shares allocated to his ESOP account.
(9) Includes 22,420 shares held in Mr. Schlecht's IRA, 19,262 shares held in his
    401(k) Plan account, and 17,907 shares allocated to his ESOP account.
(10)Includes 3,000 shares held in Mr. Milano's IRA, 7,588 shares held in his
    401(k) Plan account and 17,751 shares allocated to his ESOP account.
(11)Includes 2,763 shares held in his 401(k) Plan account and 13,675 shares allocated to his ESOP account.
(12)Includes shares held in the various capacities described in the footnotes above.  Includes 75,286 shares held in 401(k) Plan accounts of executive officers and 93,015 shares allocated to their accounts in the ESOP.  Includes
    407,407 shares which directors and executive officers of the Company have the right to acquire pursuant to options exercisable within 60 days of the Record
    Date.  Does not include 555,297 unallocated shares held by the ESOP, the voting of which shares is directed by the ESOP Trustee in the same proportion that employees vote allocated shares.


________________________________________________________________
               THE HOLLAND SOLICITATION
________________________________________________________________

     On April 14, 1999, Mr. Gary L. Holland, on behalf of the Gary L. Holland Trust, delivered a notice of his intent to nominate himself and three other individuals for election as directors of the Company at the Annual Meeting (in place of the two nominees proposed by the Board of Directors and for two other seats which he incorrectly believes are open). Mr. Holland has also filed proxy materials with the Securities and Exchange Commission relating to its nominees and has indicated that he intends to solicit proxies from stockholders of the Company with respect to his nominees. In order to resolve the situation with Mr. Holland amicably and avoid the significant time, expense and diversion of management attention that would result from a proxy contest, the Board of Directors stands willing to offer Mr. Holland one seat on the current six-member Board provided that he discontinues his proxy contest for the Annual Meeting or, alternatively, two seats if the Board size should be increased to seven members and Mr. Holland and several other large stockholders agree to certain customary limitations on their rights to, among other things, engage in proxy solicitation contests for a reasonable period of time in the future. The Board of Directors believes that the accommodations that it is willing to provide would grant Mr. Holland (and any other stockholders that he may be representing) meaningful representation on the Board of Directors and a significant role in the future direction of the Company. The Board of Directors is opposed to the current tactics of Mr. Holland (especially in light of the reasonable proposal that the Board is willing to offer him) and believes that the election of his proposed slate of candidates to the Board of Directors in the contentious manner that he is pursuing would be unduly disruptive and contrary to the best interests of the Company and its stockholders at large. Accordingly, the Board of Directors opposes the election of Mr. Holland and his nominees. Under the regulations of the Office of Thrift Supervision, Mr. Holland may not obtain one-third or more of the seats on the Board through a solicitation of proxies without first obtaining regulatory clearance. The Company understands that Mr. Holland and his nominees have filed for such clearance but have not received it at this time. If Mr. Holland and his nominees do not receive such clearance, no more than one of them will be eligible for election to the current six-member board. The Company is in the process of reviewing Mr. Holland's notice of nominations to determine whether he has complied with the requirements of the Company's Certificate of Incorporation relating to director nominees. If the Board of Directors determines that he has not complied with the requirements of the Certificate of Incorporation, his nominees would not be eligible for nomination at the Meeting.

     YOUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE ON THE
COMPANY'S WHITE PROXY CARD AND TO DISCARD ALL BLUE PROXY CARDS
BEING DISTRIBUTED BY MR. HOLLAND.

________________________________________________________________
   PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
________________________________________________________________

     KPMG LLP, which was the Company's independent certified public accounting firm for the 1998 fiscal year, has been retained by the Board of Directors to be the Company's auditors for the 1999 fiscal year, subject to ratification by the Company's stockholders. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he so desires. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE 1999 FISCAL YEAR.

________________________________________________________________
   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than 10% of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual


report of changes in beneficial ownership were required, the Company believes that during fiscal year 1998 and prior fiscal years all Reporting Persons have complied with these reporting requirements except for Messrs. Bick, Deves and Doerflinger who each filed one late Form 4, Mr. Milano who filed two late Form 4s, Messrs. Honerkamp, and Schlecht who each filed three late Form 4s, Mr. Throop who filed four late Form 4s and Mr. Allison who did not timely file a Form 3. In each case other than Mr. Allison, the required filing was made within six days of the due date.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has retained Kissel-Blake, Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for which they will receive a fee of $25,000, plus reimbursement of certain out-of-pocket expenses. Including the fees paid for the proxy solicitor, the total estimated expenditures to date are $10,000 and the estimated cost of the entire solicitation is $30,000 excluding amounts normally expended for a solicitation of proxies for an election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers.

     The Company's 1998 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: STOCKHOLDER RELATIONS, JEFFERSON SAVINGS BANCORP, INC., 14915 MANCHESTER ROAD, BALLWIN, MISSOURI 63011.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 14915 Manchester Road, Ballwin, Missouri 63011 no later than January __, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission under the Exchange Act.


     Stockholder proposals, other than those submitted pursuant to the Exchange Act, must be submitted in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Company not fewer than 30 days nor more than 60 days prior to any such meeting; provided, however, that if notice or public disclosure of the meeting is given fewer than 40 days before the meeting, such written notice shall be delivered or mailed to the secretary of the Company not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders.

                           BY ORDER OF THE BOARD OF DIRECTORS



                           PAUL J. MILANO
                           Secretary
Ballwin, Missouri
May __, 1999


                      SCHEDULE A

     CERTAIN INFORMATION CONCERNING THE COMPANY'S
           DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names and business addresses of the directors, nominees and executive officers of the Company who may assist in soliciting proxies from the Company's stockholders. The present principal occupation or employment for each such person and name of and principal business of each corporation or other organization where such employment is carried on are listed elsewhere in this Proxy Statement. Unless otherwise indicated below, the principal business address of each such person (other than Messrs. Doerflinger and Bick who are retired) is 14915 Manchester Road, Ballwin, Missouri 63011.

NAME AND BUSINESS ADDRESS
-------------------------

William W. Canfield                    David V. McCay
Talx Corporation
1850 Borman Court                      Lloyd D. Doerflinger, Jr.
St. Louis, MO 63146

Forrest W. Miller, Jr.                 Frank C. Bick
Royale Orleans
2801 Telegraph Road                    Joseph L. Williams
St. Louis, MO 63125

Edward G. Throop                       Paul J. Milano
C4 Corporation
14528 S. Outer Forty Road              James M. Allison
Suite 250
Chesterfield, MO 63017                 John P. Deves


     Other than as disclosed in this Schedule or in the Proxy Statement, to the knowledge of the Company, none of the Company, its directors, nominees or executive officers named in this Schedule, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be voted upon at the Meeting.

     Other than as set forth in this Schedule or in the Proxy Statement, to the knowledge of the Company, none of the Company, its directors, nominees or executive officers named in this Schedule, or any of their associates, has had or will have a direct or indirect material interest in any transaction or series of transactions since the beginning of the Company's last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involves exceeds $60,000.

     Other than as set forth in this Schedule or in the Proxy Statement, to the knowledge of the Company, none of the Company, its directors, nominees or executive officers named in this Schedule, or any of their associates, has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

     The number of shares of Common Stock beneficially owned, directly or indirectly, by each of the Company's directors, nominees and executive officers and their associates is set forth in the Proxy Statement, except with respect to Mr. Allison who does not currently own any shares. To the knowledge of the Company, no part of the purchase price or market value of any shares beneficially owned by the Company's directors, nominees or executive officers is


represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities except for Mr. Throop who acquired shares on margin during 1998 which indebtedness has been repaid in full. No director, nominee or executive officer is the record holder of any shares for which he is not also the beneficial owner.

     The following table sets forth information with respect to all purchases and sales of shares of Common Stock of the Company by the Company's directors, nominees and executive officers during the past two years.


                                                           NUMBER OF SHARES
                                                              OF SHARES
NAME                                          DATE         PURCHASED (SOLD)
----                                          ----         ----------------
Frank C. Bick. . . . . . . . . . . . . . . . 3/19/97            300  (1)
                                              6/3/97            310  (1)
                                             9/17/97            236  (1)
                                            12/17/97            290  (1)
                                             3/18/98            231  (1)
                                             6/17/98            210  (1)
                                             9/16/98            368  (1)
                                            11/19/98          6,500
                                            11/20/98          3,500
                                            12/16/98            456  (1)
                                             4/14/99            522  (1)

John P. Deves. . . . . . . . . . . . . . . . 4/14/97         (1,312)
                                             4/14/97          7,424  (2)
                                              4/9/98         (1,712)
                                              4/9/98          7,424  (2)
                                             3/14/99         (1,000)
                                            12/31/97             16  (3)
                                             3/31/98              6  (3)
                                             6/30/98              7  (3)
                                             9/30/98             12  (3)
                                            12/18/98             14

Lloyd D. Doerflinger . . . . . . . . . . .  10/23/98         (5,300)
                                            10/26/98        (14,700)

David V. McCay . . . . . . . . . . . . . . . 3/31/97            534  (3)
                                             6/30/97            436  (3)
                                             9/30/97            152  (3)
                                            12/31/97             73  (3)
                                             3/31/98            301  (3)
                                             6/20/98            220  (3)
                                             9/30/98            119  (3)
                                            12/31/98             65  (3)


                                                           NUMBER OF SHARES
                                                              OF SHARES
NAME                                          DATE         PURCHASED (SOLD)
----                                          ----         ----------------
Paul J. Milano . . . . . . . . . . . . . . . 3/31/97            225  (3)
                                             4/14/97         14,588  (4)
                                             6/30/97            179  (3)
                                             9/30/97            155  (3)
                                            12/31/97            148  (3)
                                             3/31/98            122  (3)
                                              4/9/98         (1,750)
                                              4/9/98         14,588  (4)
                                             6/30/96             92  (3)
                                             9/30/98            154  (3)
                                            12/31/98            193  (3)
                                             12/9/98          4,550  (4)

Forrest W. Miller, Jr. . . . . . . . . . . . 1/21/97           (200)
                                             2/24/97           (200)
                                             3/19/97              6  (1)
                                              5/8/97           (200)
                                              6/3/97              6  (1)
                                             6/19/97           (200)
                                             8/21/97           (200)
                                             9/17/97              2  (1)
                                            12/17/97              3  (1)
                                             3/10/98           (100)
                                             3/18/98              3  (1)
                                             4/27/98           (100)
                                             6/10/98           (100)
                                             6/17/98              2  (1)
                                             7/27/98           (100)
                                             9/16/98              3  (1)
                                            12/16/98              3  (1)
                                             1/12/99           (100)
                                             2/10/99           (100)
                                             4/14/99              3  (1)

Edward G. Throop . . . . . . . . . . . . . . 9/14/98          1,000
                                            10/15/98         10,000
                                            10/19/98          3,500
                                            10/20/98          1,000
                                            10/21/98          9,200
                                            11/16/98         10,000
                                            11/17/98          8,300
                                            11/20/98          4,520
                                            11/23/98         15,000
                                            11/24/98          4,000
                                             12/9/98          7,500
                                            12/14/98          5,000


                                                           NUMBER OF SHARES
                                                              OF SHARES
NAME                                          DATE         PURCHASED (SOLD)
----                                          ----         ----------------
                                             12/15/98          1,200
                                             12/15/98         60,172 (4)
                                             12/16/98          5,000

Joe L. Williams. . . . . . . . . . . . . . .  3/31/97            105 (3)
                                              3/19/97             82 (1)
                                              6/30/97            100 (3)
                                               6/3/97             86 (1)
                                              9/30/97            110 (3)
                                              9/17/97             66 (1)
                                             12/31/97          1,635 (3)
                                             12/17/97             80 (1)
                                              3/31/98             82 (3)
                                              3/18/98             64 (1)
                                              6/30/98             58 (3)
                                              6/17/98             58 (1)
                                              9/30/96             98 (3)
                                              9/16/98            102 (1)
                                             12/31/98            123 (3)
                                             12/16/98            126 (1)
                                              4/14/99            144 (1)

_______________
(1)  Acquired through Dividend Reinvestment Plan.
(2)  Acquisition of shares upon vesting of restricted stock.
(3) Purchase of shares through payroll contributions to 401(k) Plan during quarter ending on date indicated.
(4)  Acquisition of shares upon exercise of stock options.


     Other than as disclosed in this Schedule or in the Proxy Statement, to the knowledge of the Company, none of the Company, its directors, nominees or executive officers named in this
Schedule is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any class of securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

                       IMPORTANT

     Your vote is important. Regardless of the number of shares of Jefferson Savings common stock you own, please vote as recommended by your Board of Directors by taking these two simple steps:

1.   PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED WHITE
     PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

2.   DO NOT RETURN ANY BLUE PROXY CARDS SENT TO YOU BY MR.
     HOLLAND.

     IF YOU VOTED MR. HOLLAND'S BLUE PROXY CARD BEFORE RECEIVING YOUR JEFFERSON SAVINGS WHITE PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE SIMPLY BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD. THIS WILL CANCEL YOUR EARLIER VOTE SINCE ONLY YOUR LATEST DATED PROXY CARD WILL COUNT AT THE ANNUAL MEETING.

     If you own your shares in the name of a brokerage firm, only your broker can vote your shares on your behalf and only after receiving your specific instructions. Please call your broker and instruct him/her to execute a Jefferson Savings WHITE proxy card on your behalf. You should also promptly mark, sign, date and mail your WHITE proxy card when you receive it from your broker. Please do so for each separate account you maintain.

     You should return your WHITE proxy card at once to ensure that your vote is counted. This will not prevent you from voting in person at the meeting should you attend.

     IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING
YOUR SHARES, PLEASE CALL:

                  KISSEL-BLAKE, INC.
              110 WALL STREET, 11TH FLOOR
                  NEW YORK, NY 10005
               (212) 344-6733 (COLLECT)
                          OR
             CALL TOLL FREE (800) ___-____

                    REVOCABLE PROXY
            JEFFERSON SAVINGS BANCORP, INC.
            ------------------------------
            ANNUAL MEETING OF STOCKHOLDERS
                    JUNE 21, 1999
            ------------------------------



    The undersigned hereby appoints David V. McCay, Forrest W. Miller, Jr. and Edward G. Throop with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Jefferson Savings Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Crowne Plaza Suites Hotel, 7800 Alpha Road, Dallas, Texas on Monday, June 21, 1999 at 9:00 a.m., Central Time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.

                                                 VOTE
                                          FOR   WITHHELD
                                          ---   --------

1.   The election as director of the
     nominees listed below (except as
     marked to the contrary).             [ ]      [ ]


     Lloyd D. Doerflinger
     Joe L. Williams


     (INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY
     INDIVIDUAL NOMINEE,  INSERT THAT NOMINEE'S NAME ON THE LINE
     PROVIDED BELOW.)

     ______________________________


                                               FOR    AGAINST   ABSTAIN
                                               ---    --------  -------
2.   The ratification of the appointment of
     KPMG  LLP as auditors for the 1999
     fiscal year                               [ ]     [ ]       [ ]

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NAMED
NOMINEES AND "FOR" THE RATIFICATION OF THE COMPANY'S AUDITORS.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND FOR THE RATIFICATION OF AUDITORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.
________________________________________________________________

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, the Company's Proxy Statement for the Annual Meeting and an Annual Report for the 1998 fiscal year.

Dated: _______________________, 1999


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.
If shares are held jointly, each holder should sign.


PLEASE CHECK HERE IF YOU PLAN
TO ATTEND THE ANNUAL MEETING.   [   ]

________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
________________________________________________________________